                         NOTICE OF GUARANTEED DELIVERY

                                      for

                           Tender of All Outstanding
                     12.50% Senior Secured Notes due 2009
                                in Exchange for
                   New 12.50% Senior Secured Notes due 2009

                                      of

                           Port Arthur Finance Corp.

   Registered holders of outstanding 12.50% Senior Secured Notes due 2009 (the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principal amount of new 12.50% Senior Secured Notes due 2009 (the "Exchange Notes") and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to HSBC Bank USA (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                                 HSBC Bank USA

   For Delivery by Registered or Certified Mail; Hand or Overnight Delivery:

                                 HSBC Bank USA
                                  Lower Level
                               One Hanson Place
                           Brooklyn, New York 11243
                             Attn: Issuer Services

                                 By Facsimile:

                                (718) 488-4488
                              Attn: Paulette Shaw

                 For Information or Confirmation by Telephone:

                                (718) 488-4475

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

   The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the
Prospectus dated             , 2002 of Port Arthur Finance Corp. (the
"Prospectus"), receipt of which is hereby acknowledged.

                   DESCRIPTION OF OUTSTANDING NOTES TENDERED

                         Name and address of  Certificate Number(s)
                         registered holder as of Outstanding Notes
                          it appears on the       Tendered (or      Principal Amount
                          Outstanding Notes     Account Number at    of Outstanding
Name of Tendering Holder    (Please Print)    Book-Entry Facility)   Notes Tendered
------------------------ -------------------- --------------------- ----------------



                                   SIGN HERE
  Name of Registered or Acting Holder: ______________________________________
  Signature(s): _____________________________________________________________
  Name(s) (please print): ___________________________________________________
  Address: __________________________________________________________________
  Telephone Number: _________________________________________________________
  Date: _____________________________________________________________________
      If Outstanding Notes will be tendered by book-entry transfer, provide the following information:
      DTC Account Number: ___________________________________________________
      Date: _________________________________________________________________

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

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED


                            GUARANTEE OF DELIVERY
                   (Not to be used for signature guarantee)

      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New
   York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

   Name of Firm: ____________________         __________________________________
                                                    (Authorized Signature)

   Address: _________________________         Title: ___________________________

   __________________________________         Name: ____________________________
               (Zip Code)                           (Please type or print)

   Area Code and Telephone No.:

   __________________________________         Date: ____________________________

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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